As filed with the Securities and Exchange Commission on January 8, 1998.
                                                        Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549



                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                             CARNIVAL CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

        REPUBLIC OF PANAMA                             59-1562976
 (State or Other Jurisdiction of                    (I.R.S. Employer
  Incorporation or Organization)                  Identification No.)

                            3655 N.W. 87TH AVENUE
                          MIAMI, FLORIDA 33178-2428
                   (Address of Principal Executive Offices)


                           THE CARNIVAL CORPORATION
                     "FUN SHIP" NONQUALIFIED SAVINGS PLAN
                           (Full Title of the Plan)


          ARNALDO PEREZ                              (305) 599-2600
            SECRETARY                              (Telephone number,
        CARNIVAL CORPORATION                       including area code,
       3655 N.W. 87TH AVENUE                     of agent for service)
    MIAMI, FLORIDA 33178-2428
(Name and Address of Agent For Service)



                      CALCULATION  OF  REGISTRATION  FEE

                                       Proposed   Proposed
        Title of                       Maximum    Maximum
       Securities           Amount     Offering  Aggregate   Amount of
         to be              to be       Price     Offering  Registration
       Registered         Registered   Per Unit  Price (1)      Fee


Deferred Compensation
Plan Obligations(1)(2)   $30,000,000      100%   $30,000,000    $8,850


(1) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purposes of determining the registration fee.

(2) The Deferred Compensation Plan Obligations (the "Obligations") are unsecured obligations of Carnival Corporation to pay deferred compensation in the future in accordance with the terms of The Carnival Corporation "Fun Ship" Nonqualified Savings Plan.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

            The following documents are incorporated by reference into this Registration Statement:

            (1) The Annual Report (the "Annual Report") of Carnival Corporation (the "Company") on Form 10-K for the fiscal year ended November 30, 1996, which has heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

            (2) The Company's Quarterly Reports on Form 10-Q for the three quarterly periods ended February 28, 1997, May 31, 1997 and August 31, 1997 which have heretofore been filed by the Company with the Commission pursuant to the 1934 Act.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated
                           --------  -------
above or subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report.

            Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------


            The Carnival Corporation "Fun Ship" Nonqualified Savings Plan (the "Plan") provides eligible employees ("Participant(s)") of the Company and its participating subsidiaries and affiliated companies ("Employers") with an opportunity to defer a portion of their compensation and accumulate tax-deferred earnings thereon. With limited exceptions, a Participant is eligible for (i) specified Employer matching contributions based on a certain portion of the Participant's deferrals, and (ii) Employer profit sharing contributions based on the Participant's length of service with the Company.

            Deferrals and Employer contributions are credited to Participants' accounts. Each account is indexed, in accordance with Participant elections and subject to the Company's consent, to one or more of eight investment funds offered to Participants pursuant to the Plan. Each account is adjusted to reflect the investment performance of the corresponding investment fund or funds.

            The Obligations registered hereunder cannot be alienated, sold, transferred, assigned, pledged, attached, garnished, or otherwise encumbered. Benefits under the Plan including payments under the Obligations registered hereunder will be made entirely in cash and may be received in either a lump sum or in monthly installments over 5 or 10 years, and shall commence, at the election of the Participant (i) as soon as administratively practicable following the Participant's termination of employment; (ii) as soon as administratively practicable following the calendar year of the Participant's termination of employment; (iii) in the month following the earlier of (A) the Participant's attainment of age 55 and his or her completion of 15 years of service with the Company, or (B) the Participant's attainment of age 65, provided that the Participant is no longer employed with the Company as of such date; or (iv) in a specific month and year; provided, that if the Participant elects the option under (iii),
          --------
above, and the date for commencement of benefits falls before the Participant's termination of employment with the Company, benefits will commence as soon as administratively practicable following such termination of employment. Upon death, any such benefits not previously paid out will be paid to a beneficiary designated by the Participant. Income taxes on deferred amounts, including earnings thereon, will not be required to be paid until such benefits are paid to the Participant or his or her beneficiary.

            Participants are unsecured general creditors of the Company with respect to their Plan benefits, including payments under the Obligations registered hereunder. Benefits are payable from a nonqualified trust or from the company's general assets, and such benefits are subject to the risk of corporate insolvency.

            The Obligations are not subject to redemption, in whole or in part, prior to the selected distribution date, termination of employment, retirement or death of the Participant except for hardship withdrawal as provided in the Plan. The Obligations are not convertible into another security of the Company. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company.

            The Company reserves the right to amend or terminate the Plan, provided that such amendment or termination does not result in any reduction of a Participant's account balance as of the date of such amendment or termination, as adjusted for earnings or losses.

            The Company has appointed the Company's Retirement Committee (the "Retirement Committee") to assist in administering the Plan. The Retirement Committee has the right to interpret the Plan and determine all other matters that might arise under the terms and conditions of the Plan. The Retirement Committee's decisions are final and binding an all Participants.

Item 5.  Interest of Named Experts and Counsel.
         -------------------------------------

            Not applicable.


Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

            The Company's Articles of Incorporation and By-Laws provide, subject to the requirements set forth therein, that with respect to any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, the Company shall indemnify such person by reason of the fact that he is or was a director or an officer, and may indemnify such person by reason of the fact that he is or was an employee or agent of the Company or is or was serving at its request as a director, officer, employee or agent in another corporation, partnership, joint venture, trust or other enterprise, in either case against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceedings if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company has entered into indemnity agreements with Shari Arison, Maks L. Birnbach, Richard G. Capen, Jr., David Crossland, James Dubin, Modesto Maidique, William S. Ruben, Stuart Subotnick,

Sherwood M. Weiser and Uzi Zucker providing essentially the same indemnities as are described in the Company's Articles of Incorporation.


Item 7.  Exemption from Registration Claimed.
         -----------------------------------

            Not applicable.

Item 8.  Exhibits.
         --------

            Reference is made to the Exhibit Index.

Item 9.  Undertakings.
         ------------

            The Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) That, for the purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


                Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on the 31st day of December, 1997.



                                                CARNIVAL CORPORATION


                                                By: /s/ MICKY ARISON
                                                   -------------------------
                                                   Micky Arison
                                                   Chairman of the Board and
                                                   Chief Executive Officer


                KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Micky Arison or Howard S. Frank or any of them, his attorneys-in-fact and agents, each with full power of substitution for him and in his name, place and stead in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-facts and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done or cause to be done by virtue hereof.

                Pursuant to the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 31st day of December, 1997.

      Signature                           Title
      ---------                           -----


      /s/ MICKY ARISON             Chairman of the Board, Chief Executive
-------------------------------    Officer and Director
        Micky Arison               (Principal Executive Officer)



     /s/ HOWARD S. FRANK            Vice-Chairman, Chief Financial and
-------------------------------     Accounting Officer and Director
        Howard S. Frank             (Principal Financial Officer)



    /s/ MAKS L. BIRNBACH            Director
-------------------------------
        Maks L. Birnbach



   /s/ RICHARD G. CAPEN, JR.        Director
-------------------------------
       Richard G. Capen, Jr.


     /s/ DAVID CROSSLAND            Director
-------------------------------
         David Crossland

    /s/ ROBERT H. DICKINSON         Director
-------------------------------
        Robert H. Dickinson


  /s/ SHARI ARISON DORSMAN          Director
-------------------------------
      Shari Arison Dorsman


     /s/ JAMES M. DUBIN             Director
------------------------------
        James M. Dubin


    /s/A. KIRK LANTERMAN            Director
-------------------------------
       A. Kirk Lanterman


-------------------------------     Director
      Modesto Maidique



    /s/ WILLIAM S. RUBEN            Director
-------------------------------
      William S. Ruben



     /s/ STUART SUBOTNICK           Director
--------------------------------
      Stuart Subotnick



    /s/ SHERWOOD M. WEISER          Director
-------------------------------
        Sherwood M. Weiser



-------------------------------     Director
       Meshulam Zonis


-------------------------------     Director
         Uzi Zucker

                                EXHIBIT INDEX

Exhibit Number                  Description
--------------                  ------------

   5*                   Opinion (including consent) of Tapia, Linares Y Alfaro

  23*                   Consent of Price Waterhouse

   24                   Powers of Attorney (included on signature page)



*Filed herewith.